UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2023

Netcapital Inc.
(Exact name of registrant as specified in its charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

782-925-1700
(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2023, Netcapital Inc. (the “Company”) entered into an Amendment to Revolving Loan and Security Agreement (the “Amendment”) with Vaxstar LLC which amended the terms of the Company’s prior Revolving Loan and Security Agreement as follows: (i) interest on the advances under the Loan Agreement increased from 8% to 12% and (ii) the Maturity Date of the Loan was extended until October 31, 2023.

The description of the terms and conditions of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

On April 27, 2023 the Company issued 350,000 shares of its common stock for business advisory services. The Company did not receive any proceeds for the issuance of these shares. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 27, 2023, the Company issued 18,750 shares of its common stock in conjunction with the purchase of a 10% interest in Caesar Media Group Inc. The Company did not receive any proceeds for the issuance of these shares. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Revolving Loan and Security Agreement dated April 28, 2023 between Netcapital Inc. and Vaxstar LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netcapital Inc.
(Registrant)

Date: May 2, 2023	By:	/s/ Martin Kay
Martin Kay
Chief Executive Officer